As filed with the Securities and Exchange Commission on October 17, 2003




                                                    Registration No.: 333-107801
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 2
                                       ON
                                    FORM S-4
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MEDIS TECHNOLOGIES LTD.
             (Exact name of registrant as specified in its charter)

        Delaware                      3629                     13-3669062
(State of incorporation)       (Primary Standard            (I.R.S. Employer
                            Industrial Classification     Identification Number)
                                   Code Number)

                                805 Third Avenue
                            New York, New York 10022
                                 (212) 935-8484
   (Address and telephone number of Registrant's principal executive offices)

                     Robert K. Lifton, Chairman of the Board
                             Medis Technologies Ltd.
                                805 Third Avenue
                            New York, New York 10022
                                 (212) 935-8484
            (Name, address and telephone number of agent for service)

                                   Copies to:

                              Ira I. Roxland, Esq.
                              Stephen E. Fox, Esq.
                        Sonnenschein Nath & Rosenthal LLP
                           1221 Avenue of the Americas
                            New York, New York 10020
                                 (212) 768-6700
                               Fax: (212) 768-6800

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. | |
                                                    --------------------------

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
                                                  --------------------------

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |
                           ----------------------------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------- ------------------ ------------------- -------------------- ---------------
                                                                                       Proposed Maximum      Amount of
           Title of Each Class of                Amount to be      Proposed Maximum   Aggregate Offering    Registration
         Securities to be Registered              Registered      Price Per Unit (1)         Price              Fee
---------------------------------------------- ------------------ ------------------- -------------------- ---------------
Common stock, par value $.01 per
share(2).................................           848,000             $4.43             $3,756,640            $304
---------------------------------------------- ------------------ ------------------- -------------------- ---------------
One-year warrants to purchase shares of
common stock.............................             --                 --                   --                (3)
---------------------------------------------- ------------------ ------------------- -------------------- ---------------
Common stock issuable upon exercise of the
one-year warrants........................         424,000 (4)           $9.60             $4,070,400            $330
---------------------------------------------------------------------------------------------------------- ---------------
    Total.............................................................................................        $634 (5)
---------------------------------------------------------------------------------------------------------- ---------------

-------------
(1)  Estimated pursuant to Rule 457(g) under the Securities Act of 1933.
(2) Such common stock includes a feature the Registrant characterizes as "new warrants" so that, pursuant to the Registrant's offer to exchange and exercise, holders of warrants issued in the Registrant's 2002 Shareholder Loyalty Program may exchange such loyalty program warrants for the new warrants, which will be immediately exercised upon such exchange into the shares of common stock heretofore registered with the Securities and Exchange Commission. At no time will such new warrants be issued to tendering holders, as they will be immediately exercised upon issuance. The new warrants are not additional securities prohibited from registration hereunder pursuant to Rule 413 promulgated under the Securities Act of 1933.
(3) Pursuant to Rule 457(g) under the Securities Act of 1933, no separate registration fee is required.
(4) Includes such presently indeterminate number of additional shares of common stock as may be issued pursuant to the anti-dilution provisions of the one-year warrants.
(5)  Previously paid.

================================================================================

The Registrant is filing this Post-Effective Amendment No. 2 to correct the fee table included in Post-Effective Amendment No. 1, to clarify that the new warrants included therein are a feature of the Registrant's common stock and not a separate security being registered thereby.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrant. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Registrant's Bylaws provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant), by reason of the fact that he is or was a director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

     Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's certificate of incorporation provides for such limitation of liability.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21. Exhibits

Exhibit Number      Description of Exhibit
--------------      ----------------------

3(i)                Restated Certificate of Incorporation of Registrant(1)

3(ii)               Restated Bylaws of Registrant(1)

4.1                 Form of New Warrant*

4.2 Form of certificate evidencing shares of common stock of Registrant(1)

4.3                 Form of One-Year Warrant Agreement*

5.1                 Opinion of Sonnenschein Nath & Rosenthal LLP*

23.1                Consent of Ernst & Young LLP*

23.2                Consent of Arthur Andersen LLP (2)

23.3 Consent of Sonnenschein Nath & Rosenthal LLP (contained in their opinion included under Exhibit 5.1)

24.1 Power of Attorney (comprises a portion of the signature page to this Registration Statement)*

----------

* Previously filed with this Registration Statement.

(1) Filed as an exhibit to the Registration Statement on Form S-1 (File No. 333-83945) of Registrant and incorporated herein by reference.

(2) The consolidated financial statements of the Registrant as of December 31, 2001 and 2000 and for the years then ended incorporated in this Registration Statement by reference have been audited by Arthur Andersen LLP, independent public accountants ("AA"). However, after reasonable efforts, the Registrant has been unable to obtain the written consent of AA with respect to the incorporation by reference of such financial statements in this Registration Statement. Therefore, the Registrant has dispensed with the requirement to file the written consent of AA in reliance upon Rule 437a of the Securities Act of 1933, as amended. As a result, you may not be able to recover damages from AA under Section 11 of the Securities Act of 1933, as amended, for any untrue statements of material fact or any omissions to state a material fact, if any, contained in the aforementioned financial statements of the Registrant which are incorporated in this Registration Statement by reference.

Item 22. Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to Item 15 of Part II of the registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 16, 2003.

                                    MEDIS TECHNOLOGIES LTD.


                                    By: /s/ ROBERT K. LIFTON
                                       -----------------------------------------
                                        Robert K. Lifton
                                        Chairman and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                                           DATE
---------                                 -----                                           ----


/s/ ROBERT K. LIFTON                      Chairman of the Board, Chief Executive          October 16, 2003
-------------------------------           Officer and Secretary (Printipal Executive
Robert K. Lifton                          Officer)


/s/ HOWARD WEINGROW                       President, Treasurer and Director               October 16, 2003
-------------------------------
Howard Weingrow

                                          Senior Vice President-Busienss Development
-------------------------------           and Director
Jacob S. Weiss


*                                         Vice President-Finance (Principal Financial     October 16, 2003
-------------------------------           and Accounting Officer)
Israel Fisher

                                          Director
-------------------------------
Amos Eiran

                                          Director
-------------------------------
Zeev Nahmoni
                                                                                          October 16, 2003
*                                         Director
-------------------------------
Jacob E. Goldman


*                                         Director                                        October 16, 2003
-------------------------------
Seymour Heinberg


*                                         Director                                        October 16, 2003
-------------------------------
Philip Weisser


* Robert K. Lifton, pursuant to Powers of Attorney (executed by each of the directors listed above and indicated by signing above, and filed with the Securities and Exchange Commission), by signing his name, does hereby sign and execute this amendment to the Registration Statement on behalf of each of the persons referenced above.

October 16, 2003

                                                     /s/ ROBERT K. LIFTON
                                                     ---------------------------